Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-108835, 333-166788, 333-217884, 333-224819, and 333-238163) and Form S-3 (No. 333-279143) of CNO Financial Group, Inc. of our report dated February 26, 2025 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Indianapolis, Indiana
February 26, 2025